UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2022

NATIONAL BANK HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35654	27-0563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 East Orchard Road, Suite 300, Greenwood Village, Colorado 80111
(Address of principal executive offices) (Zip Code)

303-892-8715
(Registrant’s telephone, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Class A Common Stock	NBHC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders

On May 3, 2022, the Company held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). The proposals voted on at the Annual Meeting and the final voting results are as follows:

Proposal 1: All of the director nominees were elected to the Board of Directors, based upon the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ralph W. Clermont	26,059,620	1,430,927	689,091
Robert E. Dean	25,487,220	2,003,327	689,091
Alka Gupta	27,456,990	33,557	689,091
Fred J. Joseph	26,798,830	691,717	689,091
G. Timothy Laney	26,736,362	754,185	689,091
Patrick Sobers	27,252,091	238,456	689,091
Micho F. Spring	26,552,333	938,214	689,091
Burney S. Warren, III	26,524,732	965,815	689,091
Art Zeile	26,847,035	643,512	689,091

Proposal 2: The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022, based upon the following votes:

For	Against	Abstain
27,986,215	188,896	4,527

Proposal 3: The shareholders approved, on an advisory non-binding basis, the compensation paid to the Company’s named executive officers, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
26,312,571	1,169,590	8,386	689,091

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bank Holdings Corporation

	By:	/s/ Angela N. Petrucci
		Name:	Angela N. Petrucci
		Title:	Chief Administrative Officer & General Counsel

Date: May 5, 2022